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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 21, 2007
Date of Report (Date of earliest event reported)

FTD GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-32425 (Commission File Number)	87-0719190 (I.R.S. Employer Identification Number)

3113 Woodcreek Drive Downers Grove, Illinois (Address of principal executive offices)		60515 (Zip Code)
(630) 719-7800 (Registrant's telephone number, including area code)
N/A (Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure.

The information in this Item 7.01 of this Current Report on Form 8-K/A is furnished pursuant to Item 7.01 and shall not be deemed "filed" for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to liability under such Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in any such filing.

Reaffirmation of Guidance

        At investor and other meetings in connection with the Company's pending secondary stock offering, the Company will reaffirm the financial outlook initially included in the Company's press release, dated January 25, 2007, as furnished in its Current Report on Form 8-K, filed on January 25, 2007, exclusive of the impact of the cost of the offering.

Item 8.01.    Other Events.

On February 22, 2007, the Company issued a press release correcting the declaration of dividend press release issued on February 21, 2007, to add the legend set forth on the exhibit attached as Exhibit 99.3.

Item 9.01.    Financial Statements and Exhibits.

  (d)
  Exhibits

    This amendment to Exhibit 99.3 initially filed February 21, 2007 relates to the Company's declaration of dividend press release, dated February 21, 2007, which has been corrected pursuant to Rule 164(c)(3) of the Securities Act to include the required legend, which was inadvertently omitted from the initial release.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTD GROUP, INC.
By:	/s/ BECKY SHEEHAN
Name:	Becky Sheehan
Title:	Chief Financial Officer
Date:	February 25, 2007

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SIGNATURES